EXHIBIT 99.4

FOR IMMEDIATE RELEASE

 GENERAL MARITIME DISCLOSURE STATEMENT APPROVED BY COURT

Plan Supported by the Company’s Key Senior Lenders

Court Approves Procedures for Rights Offering

NEW YORK – March 1, 2012 – General Maritime Corporation (OTC BB: GMRRQ) announced today that the U.S. Bankruptcy Court for the Southern District of New York (the “Bankruptcy Court”) has approved the disclosure statement (the “Disclosure Statement”) filed in connection with the Company’s proposed Joint Plan of Reorganization of the Debtors Under Chapter 11 of the Bankruptcy Code (the “Plan”).  Approval of the Disclosure Statement allows General Maritime to solicit approval of the Plan from its creditors.

The hearing to consider approval of the Plan by the Bankruptcy Court is scheduled to commence on April 25, 2012.

General Maritime has made substantial progress in its ongoing restructuring efforts and intends to continue working with its stakeholders to position the Company for long-term growth as a leading provider of international seaborne oil transportation services.  Under the Plan, the Company will receive an infusion of $175 million in new capital from funds managed by Oaktree Capital Management, L.P. (“Oaktree”).  The Plan also allows general unsecured creditors to participate in the new equity investment on the same economic terms as Oaktree through the rights offering described below.  In addition, holders of general unsecured claims against General Maritime Corporation will receive their pro rata share of warrants to purchase 2.5% of the new equity of the reorganized Company.

Following the completion of the restructuring process, General Maritime will continue to operate as a going concern and will reduce its funded indebtedness by approximately $600 million.  The Plan is supported by Oaktree and the Company’s banks, which together hold over two-thirds of the claims against the Company.  The Company notes that discussions are ongoing with the Creditors’ Committee and certain other holders of Senior Note Claims, and the Company is hopeful that consensus on the Plan will be reached.

The Plan is subject to confirmation by the Bankruptcy Court.  This release is not intended as a solicitation for a vote on the Plan.

In connection with its approval of the Disclosure Statement, the Bankruptcy Court also set February 28, 2012 as the voting record date for holders of claims and equity interests in the Debtors.  The Disclosure Statement, including the Plan and voting ballots, is expected to be mailed to record holders not later than March 6, 2012.  The voting period for the Plan ends on April 10, 2012 at 5:00 p.m. Eastern Time.

General Maritime also announced today that the Court has approved the procedures required to conduct its rights offering.  Under the terms of the rights offering:

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General unsecured creditors who are eligible to participate under applicable securities laws will have the ability to purchase up to 17.5% of the equity in the reorganized Company for $61.25 million, at a subscription price of $36.84 per share;

•	To the extent that the rights offering is not fully subscribed by general unsecured creditors, Oaktree is committed to purchase any unsubscribed rights;

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General unsecured creditors not eligible to participate in the rights offering will receive the cash equivalent of the right to participate in the offering, approximately equal to a 0.75% recovery on their unsecured claims;

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To participate in the rights offering or to receive the cash equivalent, general unsecured creditors must return an investor certificate certifying whether or not they are qualified institutional buyers or accredited investors under applicable securities laws.

The Disclosure Statement, which is available at www.GMRRestructuring.com, includes a historical profile of the Company, a description of proposed distributions to creditors, an analysis of the Plan’s feasibility and an outline of technical matters associated with the solicitation and voting process.

Additional information about General Maritime’s financial restructuring is available via the Company’s Restructuring Information Hotline at (888) 435-3302 in North America or at (614) 553-1243 internationally.  General Maritime’s U.S. Claims Agent also maintains a website containing Bankruptcy Court documents and other updates at www.GMRRestructuring.com.

Kramer Levin Naftalis & Frankel LLP is serving as the Company’s legal advisor, and Moelis & Company is serving as the Company’s financial advisor.

This release is not an offering of any securities to be offered pursuant to the Plan or the rights offering.  Such securities will not be registered under the Securities Act of 1933, as amended (the “Securities Act”), and may not be offered or sold in the United States unless registered under the Securities Act or pursuant to an applicable exemption therefrom.

About General Maritime Corporation

General Maritime Corporation is a leading crude and products tanker company operating principally within the Atlantic basin, which includes ports in the Caribbean, South and Central America, the United States, West Africa, the Mediterranean, Europe, and the North Sea. General Maritime also currently operates tankers in other regions including the Black Sea and Far East. General Maritime owns a fully double-hull fleet of 30 tankers – seven VLCC, eight Aframax, twelve Suezmax, two Panamax, and one product tanker – with a total carrying capacity of approximately 5.2 million dwt.  The Company also has three product tankers that are chartered-in with options to purchase the vessels.  The Company controls tonnage totaling 5.3 million dwt, including the owned fleet and the chartered-in fleet.

"Safe Harbor" Statement Under the Private Securities Litigation Reform Act of 1995

This press release contains forward-looking statements made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995.  These forward-looking statements are based on management's current expectations and observations.  Included among the factors that, in the Company’s view, could cause actual results to differ materially from the forward-looking statements contained in this press release are the following: the satisfaction of the conditions to the consummation of the Plan, as described in the Plan and the Disclosure Statement; the occurrence of any event, change or other circumstance that could give rise to the termination of the restructuring support agreement, pursuant to which various stakeholders have agreed to support the Plan, or the equity commitment agreement, pursuant to which Oaktree-managed funds have agreed to put new capital into the Company; objections that may be raised with respect to the Plan and the treatment of those objections in the Chapter 11 cases; the outcome of the discussions with the Creditors Committee and the ability of the Company and the Creditors Committee to achieve consensus; whether the Company is able to generate sufficient cash flows to meet its liquidity needs, service its indebtedness and finance the ongoing obligations of its business as contemplated by the Plan, including the extent to which the Company's operating results may continue to be affected by weakness in market conditions and charter rates; the effects of the Bankruptcy Court rulings in the Chapter 11 cases and the outcome of the cases in general; the length of time the Company will operate under the Chapter 11 cases; the pursuit by the Company’s various creditors, equity holders and other constituents of their interests in the Chapter 11 cases in general; other potential adverse effects of the Chapter 11 proceedings on liquidity or results of operations in general, including the Company’s ability to operate pursuant to the terms of the debtor-in-possession facility and increased administrative and restructuring costs related to the Chapter 11 cases; the Company’s ability to maintain contracts that are critical to its operation, to obtain and maintain acceptable terms with its vendors, customers and service providers and to retain key executives, managers and employees during the pendency of the Chapter 11 cases; the Company’s ability to obtain sufficient and acceptable “exit” financing; and other factors listed from time to time in the Company's filings with the Securities and Exchange Commission.

Contacts

Jeffrey D. Pribor Chief Financial Officer General Maritime Corporation (212) 763-5600	Andy Brimmer / Andrew Siegel / Aaron Palash Joele Frank, Wilkinson Brimmer Katcher (212) 355-4449